Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

    Attention Business Editors:
    Western Goldfields Increases Reserve and Resource Estimates at Mesquite
    Gold Mine

    <<
    -   Proven and Probable reserves increased to 2.77 million ounces of gold
    -   Measured and Indicated resources (inclusive of reserves) increased to
        3.87 million ounces of gold
    -   Inferred resources increased to 19.0 million tons averaging
        0.016 ounces of gold per ton
    >>

    TORONTO, March 26 /CNW/ - Western Goldfields, Inc. (TSX:WGI, OTC BB:
WGDF.OB) today announced reserve and resource increases at its wholly owned
Mesquite Mine located in Imperial County, California.
    As of March 22, 2007, the company has completed 100 holes totaling
78,270 feet of drilling. The updated reserve and resource models include data from 27 of the holes tested in the Brownie Hill area. Assay results from the remaining 73 holes are pending.
    "The drilling at Brownie Hill successfully upgraded Inferred resources to
Proven and Probable reserves," said Raymond Threlkeld, President and Chief
Executive Officer. "Results from two holes drilled in the Big Chief zone, and announced in February 2007, clearly demonstrate additional, unrecognized oxide and non-oxide mineralization exists within the proposed mining areas. The
Company is continuing to drill within the Big Chief pit as well as conduct reconnaissance drilling to identify new targets that will further enhance the value of the Mesquite mine," added Mr. Threlkeld.

    Proven and Probable Reserves Increased
    --------------------------------------

    Proven and Probable reserves increased to 2.77 million ounces of gold from the 2.36 million ounces announced in August 2006.
    The increase of 410,000 ounces, 90 percent of which is oxide material, is equally attributable to the drilling program at the Brownie Hill zone that converted Inferred oxide resources to Proven and Probable reserves and to an increase in the reserve gold price assumption to US$500 per ounce from
US$450 per ounce.
    The Company is applying the new reserve estimates to its life-of-mine model. Based on the current mining plan of 165,000 ounces per year, Western
Goldfields has increased the reserve life of the Mesquite Mine by approximately two years. Pit optimization is underway to determine whether annual production can be increased with the current planned mine fleet.

    Measured, Indicated, and Inferred Resources Increased
    -----------------------------------------------------

    Measured and Indicated resources (inclusive of mineral reserves)
increased to 3.87 million ounces of gold from the previously announced
3.61 million ounces.
    Total Inferred resources, which are not included with Measured and
Indicated resources, increased to 19.0 million tons averaging 0.016 ounces of gold per ton. Current pit designs include 12.0 million tons of the Inferred resource at an average grade of 0.013 ounces of gold per ton. The Company is confident exploration drilling can upgrade the Inferred resource within the current pit design, adding between 100,000 to 200,000 ounces to the mineral reserves.
    "Our new Reserve and Resource estimates," said Randall Oliphant,
Chairman, "provide further confirmation of the truly exciting potential of the
Mesquite Mine to create value for our shareholders and serve as a solid platform for the growth of our Company."
    "Everything is on schedule and in place to make the Mesquite Mine a great success," Mr. Oliphant continued. "The mine is fully permitted, we have successfully completed our equity financing, we expect to make an announcement on the project debt financing in the coming weeks, and delivery of the mining fleet has begun. Its California location made it attractive for the recruitment of an experienced mining team and we are using proven mining technology."

    The data contained in this news release has been prepared under the supervision of Wes Hanson, P. Geo., Vice-President of Mine Development,
Western Goldfields, and the Qualified Person under NI 43-101 for the project.
A table summarizing the updated mineral reserves and resources for the
Mesquite Mine is included in the Appendix to this news release.

    Western Goldfields, Inc.
    ------------------------

    Under a new, highly experienced, and dynamic management team, Western
Goldfields is a gold producer focused on completing the expansion of its wholly owned Mesquite Mine, located in Imperial County, California, and returning the mine to full production. Western Goldfields, Inc. is listed on the Toronto Stock Exchange and trades under the symbol WGI, and is quoted on the OTCBB under the symbol WGDF.OB. For further details regarding the mineral reserves and mineral resources at Mesquite, please visit
www.westerngoldfields.com.

    Forward-Looking Information
    ---------------------------

    Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "can", and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, the potential to convert resources to reserves, financing options and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, and related expenditures. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended
December 31, 2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

    <<
                                   APPENDIX
               MESQUITE MINE - MINERAL RESOURCES AND RESERVES
                               March 26, 2007

                   ----------------------------------------------------------
                    Mineral Resources Inclusive of Reserves
                   ----------------------------------------------------------
    Classification  Category            Tons           Grade       Contained
                                    (x 1,000)       (Au oz/T)        (Au ozs)
    -------------------------------------------------------------------------
    Measured           Oxide         111,196           0.016       1,748,000
                   Non-oxide          30,587           0.024         729,000
    -------------------------------------------------------------------------
    Measured        Subtotal         141,783           0.017       2,477,000
    -------------------------------------------------------------------------
    Indicated          Oxide          44,523           0.017         759,000
                   Non-oxide          27,335           0.023         633,000
    -------------------------------------------------------------------------
    Indicated       Subtotal          71,858           0.019       1,392,000
    -------------------------------------------------------------------------
    Measured &
     Indicated         Total         213,641           0.018       3,869,000
    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
    Inferred           Oxide          13,000           0.013
                   Non-oxide           6,000           0.022
    -------------------------------------------------------------------------
    Inferred        Subtotal          19,000           0.016
    -------------------------------------------------------------------------

                   ----------------------------------------------------------
                                 Mineral Reserves
                   ----------------------------------------------------------
    Classification  Category            Tons           Grade       Contained
                                    (x 1,000)       (Au oz/T)        (Au ozs)
    -------------------------------------------------------------------------
    Proven             Oxide          97,961           0.016       1,545,000
                   Non-oxide          16,429           0.023         386,000
    -------------------------------------------------------------------------
    Proven          Subtotal         114,390           0.017       1,931,000
    -------------------------------------------------------------------------
    Probable           Oxide          38,000           0.017         660,000
                   Non-oxide           7,914           0.022         176,000
    -------------------------------------------------------------------------
    Probable        Subtotal          45,914           0.018         836,000
    -------------------------------------------------------------------------
    Proven &
     Probable          Total         160,304           0.017       2,767,000
    -------------------------------------------------------------------------

    -------------------------------------------------------------------------
    Inferred           Oxide          11,000           0.013
                   Non-oxide           1,000           0.020
    -------------------------------------------------------------------------
    Inferred        Subtotal          12,000           0.013
    -------------------------------------------------------------------------

                   ----------------------------------------------------------
                    Mineral Resources Exclusive of Reserves
                   ----------------------------------------------------------
    Classification  Category            Tons           Grade       Contained
                                    (x 1,000)       (Au oz/T)        (Au ozs)
    -------------------------------------------------------------------------
    Measured           Oxide          13,235           0.015         203,000
                   Non-oxide          14,158           0.024         343,000
    -------------------------------------------------------------------------
    Measured        Subtotal          27,393           0.020         546,000
    -------------------------------------------------------------------------
    Indicated          Oxide           6,523           0.015          99,000
                   Non-oxide          19,421           0.024         457,000
    -------------------------------------------------------------------------
    Indicated       Subtotal          25,944           0.021         556,000
    -------------------------------------------------------------------------
    Measured &
     Indicated         Total          53,337           0.024       1,102,000
    -------------------------------------------------------------------------

    Inferred           Oxide           2,000           0.015
                   Non-oxide           5,000           0.022
    -------------------------------------------------------------------------
    Inferred        Subtotal           7,000           0.020
    -------------------------------------------------------------------------

    1.  The Company's mineral reserves are estimated using appropriate cut-off grades at an assumed gold price of US$500 per ounce and projected process recoveries, operating costs and life of mine plans which include allowances for dilution and mining recovery.
    2.  The Company's mineral reserves are consistent with the definitions established by Industry Guide 7, administered by the U.S. Securities and Exchange Commission.
    3.  The Company's mineral resources are estimated using appropriate cut off grades at an assumed gold price of US$600 per ounce and projected process recoveries, operating costs and life of mine plans which include allowances for dilution and mining recovery.
    4.  The Company's mineral resources and mineral reserves are classified in accordance with the Canadian Institute of Mining, Metallurgy and
        Petroleum's (CIM) "Standards on Mineral Resources and Reserves,
        Definitions and Guidelines".
    5.  Cautionary note to U.S. investors concerning Measured, Indicated and
        Inferred mineral resources: These terms are required by the CIM's
        "Standards on Mineral Resources and Reserves, Definitions and
        Guidelines". U.S. Investors are cautioned not to assume that all or any part of the stated mineral resources will be converted into reserves.
    6.  The Company's mineral resource and reserve estimates were prepared under the supervision of Mr. W. Hanson, P.Geo., Vice-President of
        Mine Development, Western Goldfields, Inc.
    >>

    %SEDAR: 00021587E          %CIK: 0001208038

    /For further information: www.westerngoldfields.com; Raymond Threlkeld,
President and Chief Executive Officer, (416) 324-6005,
bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director, Regulatory
Affairs and Investor Relations, (416) 324-6015, jtaylor(at)westerngoldfields.com;
Richard Wertheim, Investor and Media Relations, Wertheim + Company Inc., (416)
594-1600, wertheim(at)wertheim.ca/
    (WGDF WGI.)

CO:  Western Goldfields, Inc.

CNW 07:29e 26-MAR-07